Exhibit 99.1

Investor contacts:

Lisa Laukkanen

The Blueshirt Group for InterVideo

415-217-4967

lisa@blueshirtgroup.com

InterVideo Reports Financial Results for Second Quarter 2005

Fremont, Calif., August 15, 2005 — InterVideo, Inc. (Nasdaq: IVII), a leading provider of DVD software, today reported financial results for the three-month period ended June 30, 2005. The reported results for the second quarter of 2005 reflect the combined financial results of InterVideo and Ulead Systems, Inc., in which InterVideo acquired a controlling equity interest on April 20, 2005.

For the second quarter of 2005, InterVideo reported revenue of $27.6 million compared to $16.7 million reported in the second quarter of 2004.

Under generally accepted accounting principles (GAAP), net loss for the second quarter of 2005 was $4.1 million, or $0.30 per diluted share, including a one-time charge of $4.8 million for in-process research and development. This compared to net income of $1.1 million, or $0.07 per diluted share, reported in the second quarter of 2004.

On a non-GAAP basis, excluding the charge for in-process research and development of $4.8 million, merger related expenses of Ulead operations of $514,000, acquisition related intangible amortization of $515,000, and one-time charges for the write-off of long term investment of $672,000, realized loss on the sale of securities in connection with the acquisition of Ulead of $295,000, license settlement fee of $280,000 and penalty for early termination of operating lease of $162,000, adjusted for the impact of minority interests and taxes, net income for the second quarter of 2005 was $2.1 million, or $0.15 per share.

Second quarter gross margins were 60% on a GAAP basis and 63% on a non-GAAP basis excluding the aforementioned amortization of intangible assets and license settlement fee, compared to 58% during the first quarter of 2005 on a GAAP and non-GAAP basis.

Revenue from products, other than WinDVD, such as WinDVD Creator, InterVideo DVD Copy, InstantON and Ulead products such as Video Studio, DVD Factory and PhotoImpact represented 55% of total revenue in the second quarter of 2005, as compared to 27% of total revenue in the second quarter of 2004.

The company closed the quarter with $71.0 million in cash, cash equivalents and short-term investments.

“While revenue performance was within our guided range for the quarter, bottom line results were impacted by a number of factors including lower than expected results from Ulead during this initial period of integration,” commented President and CEO, Steve Ro.

“During the quarter we continued to make progress on a number of key initiatives, including entering into an additional licensing agreement for our DVD playback technology. We have begun combining operations with Ulead, and we continue to be encouraged by the opportunities for synergies, specifically in the area of product development in HD-DVD and Blu-ray Disc technologies,” concluded Ro.

Business Outlook

The following statements are based on current expectations and information available to us as of August 15, 2005; we do not undertake a duty to update them. Projected future results are inherently uncertain. These statements are “forward-looking” and actual results may differ materially as a result of risks outlined below.

InterVideo estimates its GAAP basis revenue for the third quarter of 2005 to be in the range of $27 to $29 million, which includes some non-recurring revenue, and earnings per share on a GAAP basis to be in the range of $0.15 to $0.17. On a non-GAAP basis, InterVideo estimates earnings per share excluding amortization of intangible assets of $611,000 to be in the range of $0.18 to $0.20.

Conference Call Details

The InterVideo Second Quarter teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Monday, August 15, 2005. To participate on the live call, analysts and investors should dial (800) 218-9073 at least ten minutes prior to the call. InterVideo will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site http://www.investor.intervideo.com. A telephonic replay of the conference call will also be available until 11:59 pm PT on Monday, August 22, 2005 by dialing 800-405-2236 and entering the passcode: 11037045#.

Use of Non-GAAP Financial Information

In this press release, InterVideo provides certain adjustments to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. These non-GAAP financial measures include non-GAAP net income, diluted earnings per share and gross profit and margin figures, which exclude certain expense items associated with the acquisition of Ulead and other non-recurring charges. Management believes that this non-GAAP presentation allows investors to better understand the operating results of InterVideo for the quarter ended June 30, 2005 because this presentation excludes acquisition related and other non-recurring charges management considers meaningful and provides insight into how management evaluates operating results. Investors should note, however, that the non-GAAP financial measures used by InterVideo may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. InterVideo does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of the GAAP financial measures to non-GAAP financial measures is provided at the end of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

About InterVideo, Inc.

InterVideo is a leading provider of DVD software. InterVideo has developed a technology platform from which it has created a broad suite of integrated multimedia software products that allow users to capture, edit, author, burn, distribute, and play digital video. InterVideo’s software is bundled with products sold by the majority of the leading PC OEMs. The company is headquartered in Fremont, CA with regional offices in Europe, Taiwan, China and Japan. For more information, contact InterVideo at 510/651-0888 or visit the company’s Web site at www.intervideo.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our estimated revenues and estimated earnings per share, on both a GAAP and non-GAAP basis, for the third quarter of 2005, as well as the anticipated benefits and synergies from the Ulead transaction, including the strengthening of engineering resources and accelerated product development in HD-DVD and Blu-ray Disc technologies. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to unanticipated developments or events concerning the financial condition, assets, operations, business or prospects of Ulead; adverse effects on existing business relationships with suppliers and customers; unsuccessful efforts or delays in new products development; customers’ acceptance of new technology or product offerings; increased competition and pricing pressure; slower than anticipated growth in the markets for new products; problems integrating the operations, personnel, technologies or products of Ulead; problems maintaining internal and disclosure controls and procedures with a company with significant presence in Taiwan; conflicts of interest issues that might arise between InterVideo and Ulead as a majority-owned subsidiary; potential loss of key management, engineers and other employees; litigation or claims regarding alleged infringement of third parties’ intellectual property rights; the ability to maintain or expand our relationship with our retail and OEM customers; Microsoft incorporating software DVD playback technology in its future operating systems and other risks and uncertainties. Please consult the various reports and documents filed by InterVideo with the U.S. Securities and Exchange Commission, including but not limited to InterVideo’s quarterly report on Form 10-Q for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and InterVideo disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the second quarter ended June 30, 2005 are not necessarily indicative of InterVideo’s operating results for any future periods.

InterVideo and WinDVD are registered trademarks of InterVideo, Inc. All other trademarks are the property of their respective holders.

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INTERVIDEO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30		Six months ended June 30
	2005	2004	2005	2004
Revenue	$27,606	$16,704	$49,510	$35,525
Cost of revenue	10,407	7,669	19,529	15,553
Amortization of intangible assets	515	50	565	100

Gross profit	16,684	8,985	29,416	19,872

Operating expenses :
Research and development	5,427	2,608	8,437	4,897
Sales and marketing	5,306	2,713	8,057	5,471
General and administrative	3,946	1,975	6,835	3,680
Acquired in-process research and development	4,800	—	4,800	—
Stock-based compensation	27	74	67	149

Total operating expenses	19,506	7,370	28,196	14,197

Income (loss) from operations	(2,822)	1,615	1,220	5,675

Other income (expense), net	(1,010)	262	(712)	435

Income (loss) before income taxes	(3,832)	1,877	508	6,110

Provision for income taxes	(612)	(747)	(2,283)	(2,377)

Minority interests	296	—	296	—

Net income (loss)	$(4,148)	$1,130	$(1,479)	$3,733

Net income (loss) per share :
Basic	$(0.30)	$0.08	$(0.11)	$0.28

Diluted	$(0.30)	$0.07	$(0.11)	$0.24

Number of shares used in net income (loss) per share calculation:
Basic	13,980	13,410	13,886	13,314

Diluted	13,980	15,366	13,886	15,371

INTERVIDEO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2005	December 31, 2004
	(unaudited)
Current assets :
Cash and cash equivalents	$35,696	$27,410
Short term investments	35,322	47,177
Accounts receivable (net of allowance for doubtful accounts of $294 and $215, respectively)	17,379	5,660
Deferred tax assets	252	256
Prepaid expenses and other current assets	2,902	2,136
Inventory	1,864	444

Total current assets	93,415	83,083

Property, plant and equipment, net	24,075	2,606
Goodwill	2,290	1,018
Other purchased intangible assets	14,528	83
Deferred tax assets	5,642	5,446
Other assets	4,645	9,539

Total assets	$144,595	$101,775

Current liabilities :
Accounts payable	$2,147	$1,098
Accrued liabilities	18,496	13,462
Deferred revenue	7,796	4,002

Total current liabilities	28,439	18,562

Long term liabilities:
Deferred tax liabilities	$6,606	$—
Other long term liabilities	1,207	—

	7,813	—

Minority interests	$26,344	$—

Stockholders’ equity :
Common stock, $0.001 par value, 150,000 shares authorized, 14,157 and 13,661 shares issued and outstanding respectively	14	14
Additional paid-in capital	77,684	76,498
Notes receivable from stockholders	(611)	(830)
Deferred stock compensation	(26)	(95)
Accumulated other comprehensive income (loss)	(88)	1,121
Retained earnings	5,026	6,505

Total stockholder’s equity	81,999	83,213

Total liabilities and stockholders’ equity	$144,595	$101,775

INTERVIDEO, INC.

Reconciliation of Reported Operating Results to Non-GAAP Operating Results

(in thousands, except per share amounts)

(unaudited)

Three months ended June 30, 2005
Reconciliation from GAAP to Non-GAAP Gross Profit

GAAP Gross Profit	$16,684
Adjustments:
Amortization of intangibles	515
License settlement fee	280

Non-GAAP Gross Profit	$17,479

Reconciliation from GAAP to Non-GAAP Net Income

GAAP Net Income	$(4,148)
Adjustments:
Amortization of intangibles	515
License settlement fee	280
In-process research and development	4,800
Merger related expense	514
Realized loss on sale of securities	295
Write-off of long-term investment	672
Penalty for early termination of operating lease	162

Non-GAAP Operating Income	$3,090

Minority Interest on non-GAAP adjustments	(355)
Tax Impact on non-GAAP adjustments	(648)

Non-GAAP Net Income	$2,087

EPS (GAAP)	$(0.30)

EPS (Non GAAP)	$0.15

Shares Used	13,980